Exhibit 99.2 Cleansing Materials November 7, 2023 THE FOLLOWING MATERIALS DO NOT PURPORT A VIEW OR OPINION OF VALUATION AND ARE PURELY ILLUSTRATIVE IN NATURE. © 2023 WeWork. Proprietary and Confidential

Disclaimer This document contains highly confidential information and is solely for informational purposes. You should not rely upon it or use it to form the definitive basis for any decision or action whatsoever, with respect to WeWork Inc. (together with its direct and indirect subsidiaries, the “Company” or “WeWork”), any proposed transaction or otherwise. You and your affiliates and agents must hold this document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, in strict confidence and may not communicate, reproduce or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. This document and any information contained therein may not be used for any unlawful purpose. Certain statements made in this document may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “ma y,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, risks and uncertainties regarding WeWork’s ability to successfully consummate and complete a plan of reorganization under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); WeWork’s ability to continue operating in the ordinary course while the Chapter 11 cases are pending; potential adverse effects of the Chapter 11 cases on WeWork’s business, financial condition, liquidity and results of operations; WeWork’s ability to obtain timely approval by the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) with respect to the motions filed in the Chapter 11 cases; objections to WeWork’s recapitalization process or other pleadings filed with the Bankruptcy Court that could protract the Chapter 11 cases; employee attrition and WeWork’s ability to retain senior management and other key personnel due to the distractions and uncertainties caused by the Chapter 11 cases; WeWork’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the restructuring; WeWork’s ability to comply with the restrictions imposed by the terms and conditions of the potential financing arrangements; WeWork’s ability to find solutions with landlords to effectively and timely rationalize its real estate footprint; WeWork’s ability to effectively implement its strategic plan; WeWork’s liquidity needs to operate its business and execute its strategy, and related use of cash; WeWork’s ability to retain its members, attract new members, and maintain its relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 cases; the effects of the restructuring and the Chapter 11 cases on WeWork and on the interests of various constituents, including holders of WeWork’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, including the approvals of the terms and conditions of any plan of reorganization and the outcome of the Chapter 11 cases generally; the length of time that WeWork will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with WeWork’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; other litigation and inherent risks involved in a bankruptcy process; and the other risks and uncertainties disclosed in WeWork’s annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Neither PJT Partners LP (“PJT Partners”), Alvarez & Marsal Holdings, LLC (“A&M”), Kirkland & Ellis LLP (“K&E”), nor WeWork undertake a duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. This document and the oral remarks made in connection herewith may contain forward-looking information, including, without limitation, financial projections and other estimates with respect to the anticipated performance of the Company (collectively, the “Projections”). The Projections have been prepared in good faith based upon assumptions that the Company believes to be reasonable as of the date indicated herein, it being understood that the Projections are as to future events and are not to be viewed as facts, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, including, but not limited to, with respect to landlord's engagements, no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You should reference the “Risk Factors” included in the Company’s filings with the SEC from time to time for a discussion of the significant risks, uncertainties and contingencies involving the Company. In addition, the Projections were not prepared with a view to public disclosure or compliance with published guidance or rules of the SEC, the guidelines established by the Public Company Accounting Oversight Board or U.S. generally accepted accounting principles or any other applicable accounting principles. PJT Partners makes no representations regarding the accuracy, completeness or reasonableness of the Projections or the assumptions on which the Projections are based. A&M and K&E make no representation, warranty (express or implied) or claim regarding the accuracy, completeness or reasonableness of this document or any information contained herein. 2

Disclaimer (Cont’d) This document also contains estimates and information concerning theCompany’s industry, market size, and growth rates of the markets in which the Company participates, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors. These and other factors could cause results to differ materially from those expressed in these publications and reports. This document does not purport to be all-inclusive, is“asis” and is based, in part, on information obtained from other sources. PJT Partners, A&M, K&E and the Company have assumed and relied upon the accuracy and completeness of such information for purposes of this document and have not independently verified any such information. Neither PJT Partners, A&M, K&E, the Company nor any of their respective affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim to the fullest extent permitted by law any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. PJT Partners, A&M, K&E and the Company undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. By accessing this document, you acknowledge your understanding that the actual results could very materially and substantially from the Projections and other forward-looking statements contained herein. All information herein speaks only as of (1) the date hereof, in the case of information about the Company and (2) the date of such information, in the case of information from persons other than the Company. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of legal or tax advice, financial opinion or recommendation by PJT Partners, K&E, A&M, WeWork or any of their respective affiliates. This document is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under any applicable securities laws. This document is not a research report nor should it be construed as such. PJT Partners is a SEC registered broker-dealer and is a member of FINRA and SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Limited is authorised and regulated by the Financial Conduct Authority (Ref No. 678983) and is a Company registered in England and Wales (No. 9424559). PJT Partners is represented in Spain by PJT Partners Park Hill (Spain) A.V., S.A.U., a firm authorized and regulated by the Comision Nacional del Mercado de Valores. PJT Partners is represented in Hong Kong by PJT Partners (HK) Limited, authorised and regulated by the Securities and Futures Commission. In connection with our capital raising services in Canada, PJT Partners relies on the international dealer exemption pursuant to subsection 8.18(2) of National Instrument 31-103 Registration Requirements. Please see https://pjtpartners.com/regulatory-disclosure for more information. This document and the information contained herein are not offered as, and do not (and shall not be deemed to), constitute legal advice or a legal opinion in any respect. The transmission of this document, this document, and the information contained herein are not intended to, and do not, create an attorney-client relationship between K&E and you or any other party. 3

Disclaimer (Cont’d) Use of Non-GAAP Financial Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States(“GAAP”), including Average Revenue per Member and Cash EBITDA. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results provide useful supplemental information and management uses forward-looking non-GAAP measures to evaluateWeWork’s projected financials and operating performance. We have not reconciled our non-GAAP estimates and forecasts included in this presentation to its most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information. In addition, the financial information included in this document is not intended to comply with the requirements of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. This presentation contains trademarks, service marks, trade names and copyrights of WeWork and other companies, which are the property of their respective owners. 4

Introduction ► WeWork Inc. (“WeWork” or the “Company”), the global leader in flexible workspace, is pursuing a comprehensive operational and balance sheet restructuring to optimize its location footprint and de-lever the balance sheet ̶ Portfolio optimization efforts that have been taking place out-of-court over the last several weeks are expected to continue during the in-court process ̶ The balance sheet restructuring will right size the capital structure for the Company’s pro forma earnings profile ► The Company prepared a preliminary Business Plan to assist with stakeholder assessment of the situation ̶ The Business Plan reflects material improvement in financial performance going forward relative to historical results primarily due to the assumed portfolio optimization impacts ̶ Earnings are also expected to increase over the forecast period with assumed improvement in occupancy rates, ARPM, and SG&A expense, amongst other factors ̶ However, the Business Plan is premised on certain assumptions related to impact of the Company's portfolio optimization efforts that will be further refined as there is more visibility into actual exits and lease savings achieved ► The Company has obtained support from approximately 92% of its secured notes, including SoftBank, for the balance sheet restructuring ̶ The Restructuring Support Agreement (“RSA”) contemplates a wholesale de-leveraging transaction in which substantially all prepetition claims will be equitized and/or cancelled ̶ RSA parties include (i) an ad hoc group of bondholders representing approximately 89% of the First Lien Series I Notes and approximately 85% of the Second Lien Notes, (ii) SoftBank, 100% holder of each of the First Lien Series II Notes, Second Lien Exchangeable Notes, and Third Lien Exchangeable Notes, and (iii) Cupar Grimmond, 100% holder of the First Lien Series III Notes ► Post-restructuring WeWork is expected to be a much stronger company with a significantly healthier lease portfolio and balance sheet 5

Business Plan (as of October 12, 2023)

Overview Over the past few weeks, the Company has developed a preliminary long-range strategic plan (the “Plan”). ► The Plan incorporates estimated impacts from ongoing portfolio optimization efforts, which are expected to result in significant changes to the Company’s footprint and cost structure. ► The Plan was prepared on a bottoms up basis by key market, and reflects the Company’s preliminary view of cash EBITDA through 2027 for the wholly-owned locations. ► The Company’s joint ventures in LATAM and Japan are excluded from the Plan. ► Material assumptions related to portfolio optimization will become more informed during the restructuring process, most notably around: ► Magnitude of lease savings, which will determine the go-forward footprint and resulting building margins; and ► Ability to retain customers from the exited locations. ► Therefore, the Plan will continue to evolve throughout this process. ► The Plan is a “steady-state” scenario and assumes: a) No additional locations are developed during the period. New locations would require additional capital and would only be pursued if accretive to the business and driven by market demand; and b) Average Revenue per Member (“ARPM”) grows at the same rate as cost inflation. ► Management believes that there remains upside potential through other initiatives 7

Methodology & Key Assumptions The assumed savings from portfolio optimization efforts are based upon a location level build. The Plan is then rolled up into selected key markets for strategic planning purposes. Start from FY2023 forecast • Based upon the Company’s building level forecast • Exit all “Never Keeps” Determine what locations to keep • Renegotiate leases and achieve rent savings at other locations or exit • Exit any locations that fall below margin thresholds that vary by market Continue to • Building level estimated retention rates are used for certain exits adjust based Estimate amount of member upon feedback • All other exits assume a 25% member retention rate subject to occupancy caps by key retention from the exits from lease market (long-term cap estimated at 85%) negotiations • The assumptions above have the most material impact with regards to what the business will Go-forward portfolio look like going forward • Assumes no new locations Apply assumptions on membership growth and churn • Membership growth to offset churn and rise to target occupancy levels and ARPMs • ARPMs grow at approximately 2.5% per annum to offset cost increases Adjust cost structure based upon • Right-size SG&A over time to reflect the reduced footprint reduced footprint 8

Current Assumptions: Go Forward Portfolio The current assumptions suggest exiting 163 locations or 32% of the active wholly-owned portfolio. # of Wholly Owned Locations 600 $2.6B 509 - $0.4B 500 (15%) - 163 $2.3B (32%) Rest of 400 World, 217 346 300 Rest of World, 174 200 USC, 292 100 USC, 172 – FY 2023 Current Post Restructuring • Out of the 163 locations to be exited, 105 have been • The current model assumes effective retention rate identified as Never Keeps and an additional 58 of ~29% (excludes penalties and set up fees). locations are being considered for exits due to not meeting margin thresholds. 9

Portfolio Optimization Impacts The current assumptions result in a net benefit to cash EBITDA of approximately $560 million from portfolio optimization efforts. $ in millions $564MM • Represents rent savings from renegotiated leases • Effective retention rate of ~29% of NLF revenues • Includes retention of ancillary revenues associated with retained NLF revenues • Assumes retention of All Access and On Demand revenues of 36% • The 163 locations generated $537 million of revenues with rents of $536 million and other costs of $184 million (per Company’s FY2023 forecast) 10

Wholly-Owned Financial Performance

The Plan forecasts pro forma 2024 Cash EBITDA[(1)] of $175 million (7.5% margin) growing to $352 million (13.4% margin) by FY2027.

$ in millions

	Actual FY2022	Estimate FY2023	Fcst FY2024	Fcst FY2025	Fcst FY2026	Fcst FY2027	
Net License Fees	$ 2,353	$ 2,262	$ 1,916	$ 1,979	$ 2,074	$ 2,166	• Net License Fee growth (FY'24 – FY'27) of ~4.0% per annum., assuming 2.5% ARPM growth and slight membership growth
Access Revenue	163	227	214	223	229	233	• Access Revenues growing at ~4.3% through 2025 and then holding membership flat thereafter
Ancillary Revenue	117	111	131	136	143	150	• Marginal increase in penetration rates from Ancillary revenues
Other Revenue	149	157	76	76	78	80	
Total Revenues	**$ 2,783**	**$ 2,757**	**$ 2,336**	**$ 2,414**	**$ 2,524**	**$ 2,629**	
Cash Rent Expense	1,668	1,663	1,014	1,033	1,054	1,071	→ • Calculated at a building level – includes rent savings from renegotiated leases
Tenancy Expense	363	392	270	276	283	293	
Total Occupancy Costs	**$ 2,032**	**$ 2,055**	**$ 1,284**	**$ 1,309**	**$ 1,337**	**$ 1,364**	
% of revenue	*73.0%*	*74.5%*	*55.0%*	*54.2%*	*53.0%*	*51.9%*	
Total Location Specific Opex	**$ 499**	**$ 503**	**$ 384**	**$ 396**	**$ 410**	**$ 424**	→ • Calculated either based upon number of remaining locations or as a % of revenues
% of revenue	*17.9%*	*18.2%*	*16.4%*	*16.4%*	*16.2%*	*16.1%*	
Cash Market Contribution Margin	**$ 253**	**$ 199**	**$ 668**	**$ 710**	**$ 777**	**$ 841**	
Cash Market Contribution Margin - %	*9.1%*	*7.2%*	*28.6%*	*29.4%*	*30.8%*	*32.0%*	
Pre-Opening Expenses & Other	**147**	**29**	**-**	**-**	**-**	**-**	→ • Plan assumes no new locations
% of revenue	*5.3%*	*1.1%*	*nm*	*nm*	*nm*	*nm*	
Total Community Support	**80**	**81**	**81**	**83**	**86**	**89**	→ • Dependent upon individual market participation; currently, the Plan assumes no exits from any individual markets
% of revenue	*2.9%*	*2.9%*	*3.5%*	*3.5%*	*3.4%*	*3.4%*	
Total SG&A	**$ 537**	**$ 435**	**$ 412**	**$ 400**	**$ 400**	**$ 400**	→ • Target SG&A reductions to steady state of 400 million
% of revenue	*19.3%*	*15.8%*	*17.6%*	*16.6%*	*15.8%*	*15.2%*	
Cash EBITDA	**$ (511)**	**$ (346)**	**$ 175**	**$ 227**	**$ 291**	**$ 352**	
Cash EBITDA - %	*(18.4%)*	*(12.6%)*	*7.5%*	*9.4%*	*11.5%*	*13.4%*	
Memo:							
Capex	$207	$110	$125	$100	$100	$100	→ • Capex of approximately $25 million per quarter with additional amounts in 2024 due to deferred capex spend

(1) *Assumes for modeling purposes that all exits occur January 1, 2024*

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© 2023 WeWork. Proprietary and Confidential